Exhibit 99.1
American Commercial Lines Announces Record Fourth Quarter and Year End Results and Declares a Two-for-One Stock Split
JEFFERSONVILLE, Ind., Feb. 6, 2007 — American Commercial Lines Inc. (NASDAQ: ACLI) (“ACL” or the “Company”) today announced results for the fourth quarter and year ended December 31, 2006.
Revenues for the quarter were $265.9 million, an 18% increase compared with $225.6 million for the fourth quarter of 2005. Net income for the quarter was $35.0 million or $0.56 per diluted share (all per share data has been adjusted for the post-split share count), a 307% increase compared to $8.6 million or $0.14 per diluted share for the fourth quarter of 2005. Results for the fourth quarter of 2006 included a gain of $4.8 million (net of tax) or $0.08 per diluted share on the sale of the Company’s Venezuelan operations and a charge for the early retirement of debt of $0.9 million (net of tax) or $0.01 per diluted share related to the redemption of $10 million in face value of its 9 1/2% Senior Notes. Results for the fourth quarter of 2005 included charges for the early retirement of debt of $7.3 million (net of tax) or $0.12 per diluted share.
Revenues for the full year 2006 were $942.6 million, a 32% increase compared with the $714.9 million for the full year of 2005. Net income for the full year was $92.3 million or $1.47 per diluted share, a 681% increase compared to net income for the full year of 2005 of $11.8 million, or $0.24 per diluted share.
Mark R. Holden, President and Chief Executive Officer, stated: “This was a very good year for ACL. Revenues exceeded the Company’s previous record high by 20% while EBITDA surpassed the previous record by 56%. Equally as important, our shareholders had a very good year as ACL stock increased in value by 116%, ranking it among the top 3% of approximately 5,100 companies that were listed on the NYSE and NASDAQ throughout 2006. Our employees also participated in the success of the Company as our annual cash bonus award totaled approximately $17 million, a 52% increase over the award for 2005. While we are pleased with our accomplishments during 2006, we are now positioned for the next phase of our strategy, growth. We have now begun to plot a course of organic growth as well as strategic moves to grow inorganically. Our strategic course has been developed over the past two years and is one in which we have been investing. It is now time to execute the balance of our strategy.”
The transportation segment’s revenues increased 26% over the prior year to $216.8 million in the fourth quarter, driven by average fuel neutral rate increases of 15% on the dry freight business and 11% on the liquid freight business compared to the fourth quarter of 2005. For the full year revenues increased 33% over the prior year to $781.3 million. Fuel neutral freight rates for the full year were up, on average, 24% and 12% respectively on the dry and liquid businesses. Additionally, the Company renewed $140 million of contracts that matured during 2006 for the benefit of 2007 and beyond at an average rate increase in excess of 20%. Increased revenues were also driven by year-over-year volume gains. In the fourth quarter, ACL moved approximately 11.4 billion ton-miles compared to 10.7 billion ton-miles in the same period of the prior year, an increase of 7.1% with 3% fewer barges. For the full year, ACL moved approximately 45.1 billion ton-miles of cargo compared to 42.7 billion ton-miles transported in 2005, an increase of 5.5% with 4% fewer barges.

The manufacturing segment’s revenues, inclusive of barges manufactured for internal use by ACL, were $58.0 million in the fourth quarter compared to $53.2 million during the same period last year. Due to the higher level of internal builds in the fourth quarter of 2006, external revenues were down 10% from $52.6 million in the same period of the prior year to $47.4 million. For the full year, manufacturing revenues, inclusive of barges manufactured for the transportation segment, were $211.4 million, or 52.1% higher than prior year. Of the annual manufacturing revenues, $56.2 million were for internal sales to the transportation segment. Net of the internal builds, external revenues increased 28.5% to $155.2 million compared to $120.7 million in 2005.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the fourth quarter of 2006 were $70.0 million with an EBITDA margin of 25.9% compared to $42.9 million for the fourth quarter of 2005 for an EBITDA margin of 18.2%. For the full year 2006, EBITDA was $211.8 million for an EBITDA margin of 22.0% compared to $110.9 million for the full year 2005, an EBITDA margin of 15.0%. The attachment to this press release reconciles net income to EBITDA.
ACL also reduced debt by $80.5 million during the year, from $200 million at the end of 2005 to $119.5 million at the end of 2006. Debt reduction for the full year 2006 included repayment of $70 million in bank debt and early retirement of $10.5 million of the 9 1/2% Senior Notes.
Also, on January 16, 2007, the Company’s Board of Directors approved a two-for-one stock split of the Company’s common stock, par value $0.01 per share, in the form of a stock dividend. Stockholders of record on February 6, 2007, will receive one additional share of common stock for each share of common stock held on that day. The new shares will be distributed on February 20, 2007. All per share amounts reflect the effect of this stock split.
American Commercial Lines will conduct a conference call to review and discuss its fourth quarter and year end financial results on Wednesday, February 7, 2007, at 10:00 a.m. eastern time. The telephone numbers to access the ACL Conference Call are: Domestic (866) 362-4829; International (617) 597-5346; and the Participant Passcode is 49713398. The call may also be accessed live on the Company’s internet web site at www.aclines.com. For those unable to participate in the live call or webcast, the ACL Conference Call will be archived at http://www.aclines.com within three hours of the conclusion of the live call and will remain available through April 8, 2007.
American Commercial Lines Inc., headquartered in Jeffersonville, Indiana is an integrated marine transportation and service company operating in the United States Jones Act trades, with approximately $940 million in revenues and approximately 2,750 employees as of December 31, 2006. For more information about ACL generally, visit http://www.aclines.com.

Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to risks, uncertainty and changes in circumstance. Important factors could cause actual results to differ materially from those expressed or implied by the forward-looking statements and should be considered in evaluating the outlook of American Commercial Lines Inc. Risks and uncertainties are detailed from time to time in American Commercial Lines Inc.’s filings with the SEC, including the Form 10-K for the year ended December 31, 2005 and the most recently filed Form 10-Q. American Commercial Lines Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.
SOURCE: American Commercial Lines Inc.
CONTACT: Christopher A. Black, Sr. Vice President, Chief Financial
Officer of American Commercial Lines Inc., +1-812-288-1836
Web site: http://www.aclines.com

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except shares and per share amounts)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005(1)	2006	2005(1)
Revenues
Transportation Services	$218,528	$172,937	$787,348	$594,200
Manufacturing	47,370	52,639	155,204	120,741

Revenues	265,898	225,576	942,552	714,941

Cost of Sales
Transportation Services	151,728	138,609	582,465	503,923
Manufacturing	42,464	49,110	141,589	112,218

Cost of Sales	194,192	187,719	724,054	616,141

Gross Profit	71,706	37,857	218,498	98,800

Selling, General and Administrative Expenses	19,424	12,424	66,280	47,654

Operating Income	52,282	25,433	152,218	51,146

Other Expense (Income)
Interest Expense	3,834	5,967	18,354	31,590
Debt Retirement Expenses	1,387	11,732	1,437	11,732
Other, Net	(1,737)	(1,372)	(3,993)	(6,324)

Other Expenses	3,484	16,327	15,798	36,998

Income from Continuing Operations before Income Taxes	48,798	9,106	136,420	14,148

Income Taxes	16,804	1,839	49,822	4,144

Income from Continuing Operations	31,994	7,267	86,598	10,004

Discontinued Operations, Net of Income Taxes	3,000	1,335	5,654	1,809

Net Income	$34,994	$8,602	$92,252	$11,813

Basic earnings per common share (2):
Income from continuing operations	$0.52	$0.12	$1.43	$0.21
Income from discontinued operations, net of tax	0.05	0.02	0.09	0.04

Basic earnings per common share	$0.57	$0.14	$1.52	$0.25

Earnings per common share — assuming dilution (2):
Income from continuing operations	$0.51	$0.12	$1.38	$0.20
Income from discontinued operations, net of tax	0.05	0.02	0.09	0.04

Earnings per common share — assuming dilution	$0.56	$0.14	$1.47	$0.24

Weighted Average Shares Outstanding (2):
Basic	60,952,370	59,331,684	60,742,980	47,594,218

Diluted	63,007,962	61,359,500	62,800,804	49,247,874

(1)	Restated reflecting International Operations of the Company as discontinued operations

(2)	Gives effect to the announced two-for-one stock split to shareholders of record February 6, 2007

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except shares and per share amounts)
(Unaudited)

	December 31,	December 31,
	2006	2005 (1)

ASSETS
Current Assets
Cash and Cash Equivalents	$5,113	$13,959
Accounts Receivable, Net	102,228	96,526
Inventory	61,504	44,976
Deferred Tax Asset	2,173	4,644
Assets Held for Sale	406	1,042
Other Current Assets	25,579	15,745

Total Current Assets	197,003	176,892
Properties—Net	455,710	425,741
Investment in Equity Investees	3,527	5,532
Other Assets	14,581	15,119

Total Assets	$670,821	$623,284

LIABILITIES
Current Liabilities
Accounts Payable	$53,607	$47,517
Accrued Payroll and Fringe Benefits	28,267	22,303
Deferred Revenue	16,803	16,631
Accrued Claims and Insurance Premiums	15,754	13,361
Accrued Interest	4,466	5,179
Customer Deposits	9,145	1,147
Other Liabilities	24,710	24,550

Total Current Liabilities	152,752	130,688
Long Term Debt	119,500	200,000
Pension Liability	16,026	17,867
Deferred Tax Liability	14,014	4,644
Other Long Term Liabilities	9,876	16,384

Total Liabilities	312,168	369,583

STOCKHOLDERS’ EQUITY
Common stock; authorized 250,000,000 shares at $.01 par value; 61,883,556 shares issued and outstanding as of December 31, 2006	619	614
Treasury Stock 172,320 shares at December 31, 2006	(3,207)	—
Other Capital	259,409	250,623
Unearned Compensation	—	(3,495)
Retained Earnings	104,065	11,813
Accumulated Other Comprehensive Loss	(2,233)	(5,854)

Total Stockholders’ Equity	358,653	253,701

Total Liabilities and Stockholders’ Equity	$670,821	$623,284

(1)	The Condensed Consolidated Balance Sheet at December 31, 2005 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles for a complete set of financial statements

AMERICAN COMMERCIAL LINES INC.
NET INCOME TO EBITDA RECONCILIATION
(Dollars in thousands)
(Unaudited)

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2006	2005	2006	2005

Net Income from Continuing Operations	$31,994	$7,267	$86,598	$10,004
Discontinued Operations, Net of Income Taxes	3,000	1,335	5,654	1,809

Consolidated Net Income	$34,994	$8,602	$92,252	$11,813

Adjustments from Continuing Operations:
Interest Income	(20)	(271)	(46)	(545)
Interest Expense	5,221	17,698	19,791	43,322
Depreciation and Amortization	12,075	11,805	47,378	47,061
Taxes	16,804	1,839	49,822	4,144
Adjustments from Discontinued Operations:
Interest Income	(68)	(113)	(651)	(492)
Depreciation and Amortization	—	580	1,428	2,060
Taxes	956	2,802	1,837	3,586

EBITDA from Continuing Operations	66,074	38,338	203,543	103,986
EBITDA from Discontinued Operations	3,888	4,604	8,268	6,963

Consolidated EBITDA	$69,962	$42,942	$211,811	$110,949

Selected Segment EBITDA Calculations:
Transportation Net Income	$28,163	$4,824	$78,162	$4,026
Interest Income	(20)	(272)	(46)	(545)
Interest Expense	5,221	17,699	19,791	43,322
Depreciation and Amortization	11,281	11,084	44,399	44,239
Taxes	16,804	1,839	49,822	4,144

Transportation EBITDA	$61,449	$35,174	$192,128	$95,186

Manufacturing Net Income	$5,696	$2,623	$19,116	$7,165
Interest Income	—	—	—	—
Interest Expense	—	—	—	—
Depreciation and Amortization	522	465	1,889	1,806
Taxes	—	—	—	—

Total Manufacturing EBITDA	6,218	3,088	21,005	8,971
Intersegment Profit	(2,037)	31	(10,882)	(1,446)

External Manufacturing EBITDA	$4,181	$3,119	$10,123	$7,525

Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.

AMERICAN COMMERCIAL LINES INC.
Statement of Operating Income by Reportable Segment
(Dollars in thousands)
(Unaudited)

	Reportable Segments			Intersegment
	Transportation	Manufacturing	All Other(1)	Elimination	Total
Quarter ended December 31, 2006
Total Revenue	$217,383	$58,045	$1,712	$(11,242)	$265,898
Intersegment Revenue	551	10,675	16	(11,242)	—

Revenue from External Customers	216,832	47,370	1,696	—	265,898
Operating Expense
Materials, Supplies and Other	66,521	—	576	—	67,097
Rent	5,869	—	24	—	5,893
Labor and Fringe Benefits	23,875	—	422	—	24,297
Fuel	38,405	—	—	—	38,405
Depreciation and Amortization	11,281	—	272	—	11,553
Taxes, Other Than Income Taxes	4,476	—	7	—	4,483
Cost of Goods Sold	—	42,464	—	—	42,464

Total Cost of Sales	150,427	42,464	1,301	—	194,192

Selling, General & Administrative	17,607	1,594	223	—	19,424

Total Operating Expenses	168,034	44,058	1,524	—	213,616

Operating Income	$48,798	$3,312	$172	$—	$52,282

Quarter ended December 31, 2005
Total Revenue	$171,913	$53,165	$1,259	$(761)	$225,576
Intersegment Revenue	204	526	31	(761)	—

Revenue from External Customers	171,709	52,639	1,228	—	225,576
Operating Expense
Materials, Supplies and Other	56,725	—	571	—	57,296
Rent	5,102	—	25	—	5,127
Labor and Fringe Benefits	20,788	—	446	—	21,234
Fuel	39,582	—	—	—	39,582
Depreciation and Amortization	11,084	—	256	—	11,340
Taxes, Other Than Income Taxes	4,016	—	15	—	4,031
Cost of Goods Sold	—	49,109	—	—	49,109

Total Cost of Sales	137,297	49,109	1,313	—	187,719

Selling, General & Administrative	11,446	793	185	—	12,424

Total Operating Expenses	148,743	49,902	1,498	—	200,143

Operating Income (Loss)	$22,966	$2,737	$(270)	$—	$25,433

(1)	Financial data below the reporting thresholds is attributable to a segment that operates terminals along the U.S. inland waterways.

AMERICAN COMMERCIAL LINES INC.
Statement of Operating Income by Reportable Segment
(Dollars in thousands)
(Unaudited)

	Reportable Segments			Intersegment
	Transportation	Manufacturing	All Other(1)	Elimination	Total
Year ended December 31, 2006
Total Revenue	$782,319	$211,367	$6,159	$(57,293)	$942,552
Intersegment Revenue	1,061	56,163	69	(57,293)	—

Revenue from External Customers	781,258	155,204	6,090	—	942,552
Operating Expense
Materials, Supplies and Other	247,442	—	2,058	—	249,500
Rent	22,345	—	100	—	22,445
Labor and Fringe Benefits	88,654	—	1,640	—	90,294
Fuel	157,070	—	—	—	157,070
Depreciation and Amortization	44,399	—	1,090	—	45,489
Taxes, Other Than Income Taxes	17,498	—	169	—	17,667
Cost of Goods Sold	—	141,589	—	—	141,589

Total Cost of Sales	577,408	141,589	5,057	—	724,054

Selling, General & Administrative	59,766	5,647	867	—	66,280

Total Operating Expenses	637,174	147,236	5,924	—	790,334

Operating Income	$144,084	$7,968	$166	$—	$152,218

Year ended December 31, 2005
Total Revenue	$588,733	$138,985	$6,188	$(18,965)	$714,941
Intersegment Revenue	673	18,244	48	(18,965)	—

Revenue from External Customers	588,060	120,741	6,140	—	714,941
Operating Expense
Materials, Supplies and Other	210,418	—	2,114	—	212,532
Rent	19,802	—	108	—	19,910
Labor and Fringe Benefits	80,817	—	1,724	—	82,541
Fuel	126,893	—	—	—	126,893
Depreciation and Amortization	44,239	—	1,016	—	45,255
Taxes, Other Than Income Taxes	16,601	—	192	—	16,793
Cost of Goods Sold	—	112,217	—	—	112,217

Total Cost of Sales	498,770	112,217	5,154	—	616,141

Selling, General & Administrative	44,097	2,767	790	—	47,654

Total Operating Expenses	542,867	114,984	5,944	—	663,795

Operating Income	$45,193	$5,757	$196	$—	$51,146

(1)	Financial data below the reporting thresholds is attributable to a segment that operates terminals along the U.S. inland waterways.

AMERICAN COMMERCIAL LINES INC.
SELECTED FINANCIAL AND NONFINANCIAL DATA
(Dollars in thousands except where noted)
(Unaudited)

	Quarter Ended Dec. 31,		Year Ended Dec. 31,
	2006	2005	2006	2005

Consolidated EBITDA	$69,962	$42,942	$211,811	$110,949

Transportation Revenue and EBITDA

Revenue	$216,832	$171,709	$781,258	$588,060
EBITDA	61,449	35,174	192,128	95,186

Manufacturing Revenue and EBITDA (External and Internal)
Revenue	$58,045	$53,165	$211,367	$138,985
EBITDA	6,218	3,088	21,005	8,971

Manufacturing External Revenue and EBITDA
Revenue	$47,370	$52,639	$155,204	$120,741
EBITDA	4,181	3,119	10,123	7,525

Average Domestic Barges Operated
Dry	2,720	2,810	2,721	2,832
Liquid	373	372	371	375

Total	3,093	3,182	3,092	3,207

Fuel Price (Average Dollars per gallon)	$1.88	$2.01	$1.96	$1.67

Capital Expenditures (including software)	$31,721	$21,550	$92,222	$49,444
Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.

AMERICAN COMMERCIAL LINES INC. OPERATING RESULTS by BUSINESS SEGMENT
Quarter Ended December 31, 2006 as compared with Quarter Ended December 31, 2005
(Dollars in thousands except where noted)
(Unaudited)

				% of Consolidated
				Revenue
	Quarter Ended Dec. 31,			4th Quarter
	2006	2005	Variance	2006	2005
REVENUE
Transportation	$216,832	$171,709	$45,123	81.6%	76.1%
Manufacturing (external and internal)	58,045	53,165	4,880	21.8%	23.6%
Other	1,696	1,228	468	0.6%	0.5%
Intersegment manufacturing elimination	(10,675)	(526)	(10,149)	(4.0%)	(0.2%)

Consolidated Revenue	265,898	225,576	40,322	100.0%	100.0%

OPERATING EXPENSE
Transportation	168,034	148,743	19,291
Manufacturing (external and internal)	52,696	50,459	2,237
Other	1,524	1,498	26
Intersegment manufacturing elimination	(8,638)	(557)	(8,081)

Consolidated Operating Expense	213,616	200,143	13,473	80.3%	88.7%

OPERATING INCOME
Transportation	48,798	22,966	25,832
Manufacturing (external and internal)	5,349	2,706	2,643
Other	172	(270)	442
Intersegment manufacturing elimination	(2,037)	31	(2,068)

Consolidated Operating Income	52,282	25,433	26,849	19.7%	11.3%

Interest Expense	5,221	17,699	(12,478)
Other Expense (Income)	(1,737)	(1,372)	(365)

Income Before Income Taxes	48,798	9,106	39,692

Income Taxes	16,804	1,839	14,965

Income from Continuing Operations	31,994	7,267	24,727

Discontinued Operations, Net of Income Taxes	3,000	1,335	1,665

Net Income	$34,994	$8,602	$26,392

Domestic Barges Operated (average of period beginning and end)	3,093	3,182	(89)

Revenue per Domestic Barge Operated (Actual)	$70,104	$53,963	$16,141

AMERICAN COMMERCIAL LINES INC. OPERATING RESULTS by BUSINESS SEGMENT
Year Ended December 31, 2006 as compared with Year Ended December 31, 2005
(Dollars in thousands except where noted)
(Unaudited)

				% of Consolidated
				Revenue
	Year Ended Dec. 31,			Year Ended Dec. 31,
	2006	2005	Variance	2006	2005
REVENUE
Transportation	$781,258	$588,060	$193,198	82.9%	82.3%
Manufacturing (external and internal)	211,367	138,985	72,382	22.4%	19.4%
Other	6,090	6,140	(50)	0.7%	0.9%
Intersegment manufacturing elimination	(56,163)	(18,244)	(37,919)	(6.0%)	(2.6%)

Consolidated Revenue	942,552	714,941	227,611	100.0%	100.0%

OPERATING EXPENSE
Transportation	637,174	542,867	94,307
Manufacturing (external and internal)	192,517	131,782	60,735
Other	5,924	5,944	(20)
Intersegment manufacturing elimination	(45,281)	(16,798)	(28,483)

Consolidated Operating Expense	790,334	663,795	126,539	83.9%	92.9%

OPERATING INCOME
Transportation	144,084	45,193	98,891
Manufacturing (external and internal)	18,850	7,203	11,647
Other	166	196	(30)
Intersegment manufacturing elimination	(10,882)	(1,446)	(9,436)

Consolidated Operating Income	152,218	51,146	101,072	16.2%	7.2%

Interest Expense	19,791	43,322	(23,531)
Other Expense (Income)	(3,993)	(6,324)	2,331

Income before Income Taxes	136,420	14,148	122,272

Income Taxes	49,822	4,144	45,678

Income from Continuing Operations	86,598	10,004	76,594

Discontinued Operations, Net of Income Taxes	5,654	1,809	3,845

Net Income	$92,252	$11,813	$80,439

Domestic Barges Operated (average of period beginning and end)	3,092	3,207	(115)

Revenue per Domestic Barge Operated (Actual)	$252,671	$183,368	$69,303